BYLAWS

                                       OF

                            CARPARTSONSALE.COM, INC.


                                    ARTICLE I

                                     OFFICES


         Section 1. The registered office of the corporation shall be at 1013 Centre Road, Wilmington, Delaware, and the name of the registered agent of the corporation at such address shall be The Corporation Service Company.

         Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. Meetings of shareholders shall be held at the registered office of the corporation or at such other place, within or without the State of Delaware, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. An annual meeting of the shareholders, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting, shall be held on the fourth Tuesday of March of each year. Unless otherwise stated in a notice of the meeting, or waiver of such notice, the annual meeting of the shareholders shall be held at 10:00 a.m. at the registered office of the corporation.

         Section 3. Failure to hold the annual meeting at the designated time shall not work a dissolution of the corporation. In the event the Board of Directors fails to call the annual meeting at the designated time, any shareholder may make demand that such meeting be held within a reasonable time. Such demand shall be made in writing by certified mail directed to any officer of the corporation. The annual meeting shall thereafter be called within sixty
(60) days following such demand.

         Section 4. Special meetings of the shareholders for any purpose or purposes may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting. No business other than that specified in the notice of meeting shall be transacted at a special meeting.

         Section 5.

                  (a) Written or printed notice stating the place, day, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

                  (b) Notice may be waived in writing signed by the person or persons entitled to such notice. Such


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waiver may be executed at any time before or after the holding of such meeting.
Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 6. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the record date shall be the date on which notice of the meeting is mailed.

         Section 7. The officer or agent having charge of the corporation's stock transfer books shall make, at least ten (10) and not more than sixty (60) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof. Such list shall be arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books and to vote at any meeting of shareholders.

         Section 8. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, represented in person or by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the original meeting.

         Section 9. At a meeting at which a quorum is present, the vote of the holders of a majority of the shares represented in person or by proxy shall decide any question brought before the meeting, unless the question is one upon which the vote of a greater number is required by law, the Certificate of Incorporation, or these Bylaws. The shareholders present or represented at a meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 10.

                  (a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to vote of a meeting of shareholders, expect to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation.

                  (b) Treasury shares, shares of stock owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock held by this corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

                  (c) A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. Each proxy shall be filed with the Secretary prior to or at the commencement of the meeting.

         Section 11. At any meeting of the shareholders, a shareholder may attend by telephone, radio, television, or similar means of communication which permits him to participate in the meeting, and a shareholder so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

         Section 12. Any action required by law to be taken at a meeting of the shareholders of the corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice,


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and without a vote, if a consent in writing setting forth the actions taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the corporation, written consents signed by a sufficient number of holders or members to take action are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. The business and affairs of the corporation shall be managed by its Board of Directors.

         Section 2. The number of directors shall be one or more. The number of directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. A director need not be a shareholder or a resident of the State of Delaware.

         Section 3. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall be elected and shall qualify.

         Section 4. At each election for directors, each shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.

         Section 5. Any director may be removed either for cause or without cause at a special meeting called for that purpose. Removal shall be accomplished by the affirmative vote of a majority in number of shares of shareholders represented in person or by proxy at such meeting which are entitled to vote for the election of such director. However, unless the entire Board is removed, no individual director shall be removed without cause if the votes of a sufficient number of shares are cast against his removal, which if cumulatively voted at an election of the entire Board, would be sufficient to elect one or more directors.

         Section 6. A vacancy on the Board of Directors caused by death, resignation, retirement, disqualification, removal from office, or otherwise, may be filled either (1) by appointment at the next regular meeting of the Board of Directors by a majority of the directors then in office, though less than a quorum, or (2) by election at a special meeting of shareholders called for that purpose. Each successor director shall be elected or appointed for the unexpired term of his predecessor in office and shall serve until his successor shall be elected and shall qualify. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting of shareholders or at a special meeting of shareholder called for that purpose.

         Section 7. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the corporation except where action of the Board of Directors is specified by the Delaware Corporation Law or other applicable law, but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. The executive committee shall keep regular minutes of its proceedings and report the same to the Board when required by the Board.

         Section 8. Directors, as such, shall not receive any salary for their services, but, by resolution of the Board a fixed sum, plus expenses of attendance, if any, may be paid for attendance at each regular or special meeting of the Board. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                              MEETINGS OF DIRECTORS

         Section 1. The directors of the corporation may hold regular or special meetings either within or without the State of Delaware.

         Section 2. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

         Section 3. Special meetings of the Board of Directors may be called by or at the request of the President or any director. Notice of the call of a special meeting shall be in writing and delivered for transmission to each of the directors not later than during the third day immediately preceding the day for which such meeting is called. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the director at his address as it appears in the records of the corporation with postage thereon paid. Neither the business proposed to be transacted nor the purpose of any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 4. Notice of any special meeting may be waived in writing signed by the person or persons entitled to such notice. Such waiver may be executed at any time before or after the holding of such meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such special meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 5. A majority of the number of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise specifically required by law or these Bylaws. If a quorum is not present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other an announcement at the meeting, until a quorum is present.

         Section 6. At any meeting of the Board, a member may attend by telephone, radio, television, or similar means of communication which permits him to participate in the meeting, and a director so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.

         Section 7. Any action required or permitted to be taken at a meeting of the Board of Directors or any executive committee may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the members of the Board of Directors or executive committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State.

                                    ARTICLE V

                                    OFFICERS

         Section 1. The officers of the corporation shall be elected by the directors and shall be a President, a Vice President, a Secretary, and a Treasurer. The Board of Directors may also choose additional vice presidents and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person.

         Section 2. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. Vacancies or new offices shall be filled at any meeting of the Board to serve until the next election of officers. Each officer shall hold office until his successor has been elected and qualified, or until the death, resignation, or removal of the officer.

         Section 3. The Board of Directors may appoint such other officers and agents as it deems necessary. Such officers and agents shall be appointed for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 5. Any officer or agent elected or appointed by the Board of Directors, or member of the executive committee, may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create any contract right.

         Section 6. The President shall be the Chief Executive Officer of the corporation and, subject to the direction of the Board of Directors, shall supervise and control the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall see that all orders and resolutions of the Board are carried into effect, and shall perform such other duties as the Board of Directors may prescribe.

         Section 7. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Each vice president shall also have such powers and perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 8. The Secretary shall attend all meetings of the shareholders and of the Board of Directors. He shall keep a true and complete record of the proceedings, including all votes and resolutions presented at these meetings, in a book to be kept for that purpose. He shall be custodian of the records and of the seal of the corporation, and shall affix the same to documents, the execution of which is duly authorized. He shall give or cause to be given all notices required by law or by these Bylaws. He shall also perform such other duties as may be prescribed by the Board of Directors or President.

         Section 9.

                  (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

                  (b) The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall also perform such other duties as may be prescribed by the Board of Directors or the President.

                  (c) If required by the Board of Directors, the Treasurer shall give the corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 10. In the absence of the Secretary or Treasurer, an assistant secretary or assistant treasurer, respectively, shall perform the duties of the Secretary or Treasurer. Assistant treasurers may be required to give bond in the form described in Section 9(c) of these Bylaws. In general, the assistant secretaries and assistant treasurers shall have such powers and perform such duties as the Treasurer or Secretary, respectively, or the Board of Directors or President may prescribe. The Board of Directors may also transfer the powers or duties of any officer to any other officer or agent provided that a majority of the full Board of Directors concurs.


                                   ARTICLE VI

                               SHARE CERTIFICATES

         Section 1. Certificates in such form as may be determined by the Board of Directors shall be issued for all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the President or a Vice President, and the Secretary or an assistant secretary, and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, other than the corporation or an employee of the corporation, the signature of any such officer may be facsimile.

         Section 2. The Board of Directors may direct a new certificate representing shares to be issued, in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. Before authorizing the issuance of a new certificate, the Board of Directors, in its discretion, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it may require and/or give the corporation a bond in such form, in such sum, and with such surety or sureties as it may direct to indemnify the corporation against any claims that may be made with respect to said certificate.

         Section 3. Shares of stock shall be transferable on the books of the corporation only by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the corporation or the transfer agent of the corporation shall issue a new certificate and record the transaction upon its books.

         Section 4. The corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 5. Subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Calls for payment on subscriptions shall be uniform as to all shares of the same class. The Board of Directors may forfeit any subscription and the amount paid thereon if the corporation is solvent and any amount due as a result of a call remains unpaid for a period of twenty (20) days after written demand has been made therefor. If mailed, such letter demand shall be deemed to be made when deposited in the United States mail in a sealed envelope addressed to the subscriber at his last post office address known to the corporation, with postage thereon prepaid.


                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 1. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 2. No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances. The corporation shall make no loans secured by a lien on its own shares.

         Section 3. There may be created by resolution of the Board of Directors out of the earned surplus of the corporation such reserve or reserves as the directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purpose as the directors shall think beneficial to the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 5. The fiscal year of the corporation shall be fixed by the Board of Directors.

         Section 6. The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation.

         Section 7. Dividends upon the outstanding shares of the corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the corporation, subject to the provisions of law and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend. The record date may not be more than fifty (50) days prior to the payment date of such dividend. In lieu of setting a record date, the Board of Directors may close the stock transfer books for a period of not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date for determining the persons entitled to receive the dividend.

         Section 8. Any shareholder, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account, minutes, and record of shareholders of the corporation. Such person shall have the right to make extracts therefrom.


                                  ARTICLE VIII

                                   AMENDMENTS

         Section 1. These Bylaws may be altered, amended, or repealed at any meeting of the shareholders at which a quorum is present, by the affirmative vote of a majority of the shares present at the such meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting, or provided that all shareholders waive such notice or consent to such action by the shareholders without a meeting, as allowed by other provisions of these Bylaws. These Bylaws may also be altered, amended, or repealed by the Board of Directors at any meeting, provided notice of the proposed alteration, amendment, or repeal be contained in the notice of such meeting or provided that all directors waive such notice or consent to such action by the Board of Directors without a meeting, as allowed by other provisions of these Bylaws.

         Section 2. The Board of Directors may alter, amend, or repeal Bylaws adopted by the shareholders.